EXHIBIT 99.2



STEELCLOUD LOGO

14040 Park Center Road, Suite 210, Herndon, VA 20171; 703-674-5500,
                                                                Fax 703-674-5506
E-mail: info@steelcloud.com

For investor or marketing information, contact William D. Hughes at 703-674-5560, whughes@steelcloud.com.
For financial information, please access our web site at www.steelcloud.com.

PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

         STEELCLOUD INVITED TO SPEAK AT MIDDLE EAST IT SECURITY SEMINAR
             VICE PRESIDENT OF TECHNOLOGY TO SPEAK IN AMMAN, JORDAN

Herndon, VA--May 5, 2005-- SteelCloud, Inc., (Nasdaq: SCLD), a leading supplier of ready-to-deploy server appliances, security solutions and professional IT services, today announced that SteelCloud's Vice President of Technology, Christopher W. Day, has been invited by the Institution for International Research (IIR) Jordan and the Middle East Communications Corporation to lecture at their Amman Jordan Security Boot Camp. The Boot Camp, to be held on May 8 - 10, 2005, is the first of its kind to be held in the region.

Mr. Day has been designated "Expert Course Leader" for the intensive three-day event which culminates with each delegate developing an Information Security Plan for their organization. Joining Mr. Day will be "Guru Speaker" Alan E. Brill, Senior Managing Director Technology Services, Global Practice Head, High Technology Investigations & Security, Kroll Ontrack, Inc., New York, USA.

"We're honored to be invited to help lead this prestigious event," said Brian Hajost, SteelCloud's Chief Operating Officer. "Responsibility for information security starts at the senior management level. At SteelCloud, we're deeply involved in working with major organizations to plan and implement information security systems. A documented security plan aimed at protecting the organization's network from external and internal threats and from unauthorized data access is mandatory. We look forward to sharing our knowledge and experience with the managers attending this important event."

Mr. Day has been a featured speaker for numerous security-related presentations throughout the US and has extensive experience in the design and management of secure information systems. Working with international financial services firms in the United States, Europe, Latin America and the Caribbean, as well as Fortune 1000 companies, he has performed security audits and assessments, and secure extranet designs for e-commerce, electronic banking systems and large-scale secure network design and troubleshooting. Christopher has also been involved in large-scale system design and various security incident response programs dealing with system intrusions, theft of intellectual property, harassment, and fraud. Mr. Day holds a Bachelor of Science, Physics and Mathematics Magna Cum Laude from the University of Miami and is a Certified Information Systems Security Professional (CISSP).



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ABOUT STEELCLOUD

SteelCloud is a leading provider of ready-to-deploy server appliances, security solutions and professional IT services. The Company's ISO 9001:2000 certified Appliance Server Group designs and manufactures specialized servers and network appliances for volume users, large integrators and OEM customers. SteelCloud's Security Solutions Group delivers network security solutions in the form of security software, appliances and professional services. In addition, the Company's Advanced Technology Group designs and develops proprietary SteelCloud software products. Over its 17-year history, SteelCloud has won numerous awards for technical excellence and outstanding customer service. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

                                    About IIR

The Institute for International Research (IIR) is the world's leading knowledge and skills transfer company with a global network of 45 companies and 116 operating units. Every year, IIR works with 650,000+ business executives providing them with knowledge and skills through training, conferences, seminars, e-Learning, blended solutions, publications, exhibitions, consulting and mentoring. IIR Middle East's portfolio includes over 350 industry-focused conferences, seminars and specialized training programs, 15 annual congresses and 10 industry-leading exhibitions.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.

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